Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@KEMET.com	deandimke@KEMET.com
	864-963-6484	954-766-2800

KEMET REPORTS FOURTH QUARTER AND FISCAL YEAR 2011 FINANCIAL RESULTS

-Net sales of $261.5 million for the March 2011 quarter up 22.8% compared to prior year fourth quarter

-Net sales of $1.018 billion for the fiscal year ended March 2011 up 38.3% compared to prior fiscal year

-Cash and cash equivalents of $152.1 million at March 31, 2011 up from $79.2 million at March 31, 2010

-Adjusted EBITDA of $196.1 million for the fiscal year ended March 31, 2011

-GAAP net income per diluted share for the fourth quarter and fiscal year 2011 was $0.40, and $1.22, respectively

-Non-GAAP net income per diluted share for the fourth quarter and fiscal year 2011 was $0.49, and $2.22, respectively

Greenville, South Carolina (May 12, 2011) - KEMET Corporation (NYSE: KEM) today reported preliminary results for the fourth fiscal quarter ended March 31, 2011.  Net sales for the quarter ended March 31, 2011 were $261.5 million, which is a 22.8% increase over the same quarter last fiscal year.

On a U.S. GAAP basis, net income was $21.1 million, or $0.40 per diluted share for the fourth quarter of fiscal year 2011 compared to net income of $0.3 million or $0.01 per diluted share for the same quarter last year. The current fiscal quarter includes $2.0 million of restructuring charges primarily associated with the relocation of equipment, a $3.0 million inventory adjustment and $0.6 million of debt and stock registration related fees.  The fourth quarter of fiscal year 2010 included $6.6 million of restructuring charges and a $1.5 million net gain on sales and disposals of assets.

Non-GAAP adjusted net income was $25.6 million or $0.49 per diluted share for the current fiscal quarter compared to a $6.8 million adjusted net income or $0.14 per diluted share for the same quarter last year.

“Our revenue remained strong and exceeded expectations in the last quarter of our year with revenue surpassing one billion dollars for our full fiscal year,” said Per Loof KEMET’s Chief Executive Officer.  “Our accomplishments on cost containment over the past year have continued to benefit our operating results and we expect that margins will hold in the near-term at or above our fourth quarter results despite rising raw material prices.  We remain optimistic about the industry trend and demand for our products in all of our geographic regions and we remain focused on creating additional value as we begin our next fiscal year,” continued Loof.

For the fiscal year ended March 31, 2011, net sales were $1,018.5 million up from $736.3 million in the prior fiscal year.  On a U.S. GAAP basis, net income for the year was $63.0 million, or $1.22 per diluted share, compared to a net loss of $69.4 million, or $ (2.57) per share, for the fiscal year ended March 31, 2010.  Non-GAAP net income was $114.2 million, or $2.22 per diluted share for the fiscal year ended March 31, 2011 compared to a net income of $2.6 million or $0.10 per diluted share for the fiscal year ended March 31, 2010.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol ‘KEM’ (NYSE: KEM).  At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning July 1, 2011, we will observe a quiet period during which the information provided in this news release and our annual report on Form 10-K will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following:

(i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) adverse economic conditions could cause the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of our principal raw materials; (iv) changes in the competitive environment; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which we operate; (vii) difficulties, delays or unexpected costs in completing the restructuring plan; (viii) inability to attract, train and retain effective employees and management; (ix) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (x) exposure to claims alleging product defects; (xi) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xii) volatility of financial and credit markets affecting our access to capital;  (xiii) needing to reduce the total costs of our products to remain competitive; (xiv) potential limitation on the use of net operating losses to offset possible future taxable income; (xv) exercise of the warrant by K Equity which could potentially may result in the existence of a significant stockholder who could seek to influence our corporate decisions; and (xvi) recent events in Japan could negatively impact our sales and supply chain.

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Amounts in thousands except per share data)

(Unaudited)

	Quarters Ended		Fiscal Years Ended
	March 2011	March 2010	March 2011	March 2010

Net sales	$261,452	$212,980	$1,018,488	$736,335

Operating costs and expenses:
Cost of sales	198,958	169,556	752,846	611,638
Selling, general and administrative expenses	27,940	25,388	104,607	86,085
Research and development	6,662	6,079	25,864	22,064
Restructuring charges	1,974	6,609	7,171	9,198
Net (gain) loss on sales and disposals of assets	145	(1,501)	(1,261)	(1,003)
Write down of long-lived assets	—	—	—	656
Total operating costs and expenses	235,679	206,131	889,227	728,638
Operating income	25,773	6,849	129,261	7,697

Other (income) expense:
Interest income	(85)	(41)	(218)	(188)
Interest expense and amortization of debt discount	7,627	6,264	30,175	26,008
Other (income) expense, net	(3,045)	(2,078)	(4,692)	4,121
(Gain) loss on early extinguishment of debt	—	—	38,248	(38,921)
Increase in value of warrant	—	—	—	81,088
Income (loss) before income taxes	21,276	2,704	65,748	(64,411)
Income tax expense	211	2,387	2,704	5,036
Net income (loss)	$21,065	$317	$63,044	$(69,447)

Net income (loss) per share (basic)	$0.57	$0.01	$2.11	$(2.57)
Net income (loss) per share (diluted)	$0.40	$0.01	$1.22	$(2.57)

Weighted-average shares outstanding:
Basic	37,127	27,017	29,847	26,971
Diluted	52,293	47,679	51,477	26,971

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	March 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$152,051	$79,199
Accounts receivable, net	160,708	137,385
Inventories, net	206,440	150,508
Prepaid and other current assets	18,020	18,790
Deferred income taxes	5,301	2,129
Total current assets	542,520	388,011
Property, plant and equipment, net	310,412	319,878
Intangible assets, net	20,092	21,806
Other assets	11,285	11,266
Total assets	$884,309	$740,961

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$42,101	$17,880
Accounts payable	90,997	78,829
Accrued expenses	88,291	63,606
Income taxes payable	4,265	1,096
Total current liabilities	225,654	161,411
Long-term debt	231,215	231,629
Other non-current obligations	59,727	55,626
Deferred income taxes	7,960	8,023
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01, authorized 300,000 shares, issued 39,508 and 29,508 shares at March 31, 2011 and 2010, respectively	395	295
Additional paid-in capital	479,322	479,705
Retained deficit	(87,745)	(150,789)
Accumulated other comprehensive income	22,555	11,990
Treasury stock, at cost (2,370 and 2,463 shares at March 31, 2011 and 2010, respectively)	(54,774)	(56,929)
Total stockholders’ equity	359,753	284,272
Total liabilities and stockholders’ equity	$884,309	$740,961

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Fiscal Years Ended March 31,
	2011	2010	2009
Sources (uses) of cash and cash equivalents
Operating activities:
Net income (loss)	$63,044	$(69,447)	$(285,209)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	52,932	52,644	58,125
Amortization of debt discount and debt issuance costs	4,930	13,392	9,918
Net gain on sales and disposals of assets	(1,261)	(1,003)	(25,505)
Stock-based compensation expense	1,783	1,865	1,070
Pension and other post-retirement benefits	(2,319)	(2,716)	(3,742)
Deferred income taxes	(3,403)	2,051	(8,146)
(Gain) loss on early extinguishment of debt	38,248	(38,921)	—
Write down of long-lived assets	—	656	67,624
Goodwill impairment	—	—	174,327
Increase in value of warrant	—	81,088	—
Curtailment gains on benefit plans	—	—	(30,835)
Other, net	(2,446)	339	—
Changes in assets and liabilities:
Accounts receivable	(14,466)	(18,263)	44,777
Inventories	(48,817)	7,168	71,308
Prepaid expenses and other current assets	(6,647)	(5,647)	4,055
Accounts payable	9,567	26,605	(67,356)
Accrued income taxes	4,315	421	(490)
Other operating liabilities	18,508	4,388	(4,196)
Net cash provided by operating activities	113,968	54,620	5,725

Investing activities:
Capital expenditures	(34,989)	(12,921)	(30,541)
Proceeds from sales of assets	5,425	1,500	34,870
Acquisitions, net of cash received	—	—	(1,000)
Change in restricted cash	—	—	3,900
Net cash provided by (used in) investing activities	(29,564)	(11,421)	7,229

Financing activities:
Proceeds from issuance of debt	227,525	58,949	16,190
Payment of long-term debt	(230,413)	(54,525)	(67,949)
Net (payments) borrowings under other credit facilities	(2,479)	475	(411)
Debt issuance costs	(7,853)	(4,206)	(1,574)
Debt extinguishment costs	(207)	(3,605)	—
Proceeds from exercise of stock options	89	—	—
Other	—	—	249
Net cash used in financing activities	(13,338)	(2,912)	(53,495)
Net increase (decrease) in cash and cash equivalents	71,066	40,287	(40,541)
Effect of foreign currency fluctuations on cash	1,786	(292)	(1,638)
Cash and cash equivalents at beginning of fiscal year	79,199	39,204	81,383
Cash and cash equivalents at end of fiscal year	$152,051	$79,199	$39,204

Non-U.S. GAAP Financial Measures

In this news release, the Company makes reference to certain Non-U.S. GAAP financial measures, including “Adjusted net income”, “Adjusted net income per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.

Adjusted Net Income and Adjusted Net Income Per Share

“Adjusted net income” and “Adjusted net income per share” represent net income/loss and net income/loss per share excluding increase in value of warrant, gain/loss on early extinguishment of debt, ERP integration costs, restructuring charges related primarily to equipment moves and employee severance, gain/loss on sales and disposals of assets, amortization related to debt issuance costs and debt discount, debt and stock registration related fees, cancellation of incentive plan, write down of long-lived assets, net foreign exchange gain/loss, stock-based compensation expense, write off of capitalized advisor fee and gain on licensing of patents.  Management believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance.  Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income/loss to Non-U.S. GAAP adjusted net income/loss:

GAAP to Non-GAAP Reconciliation

(Unaudited)

	Quarters Ended			Fiscal Years Ended
	March 2011	December 2010	March 2010	March 2011	March 2010
	(Amounts in thousands, except per share data)
Including adjustments (GAAP)
Net sales	$261,452	$264,654	$212,980	$1,018,488	$736,335

Net income (loss)	$21,065	$27,167	$317	$63,044	$(69,447)
Net income (loss) per share (basic)	$0.57	$0.96	$0.01	$2.11	$(2.57)
Net income (loss) per share (diluted)	$0.40	$0.52	$0.01	$1.22	$(2.57)

Excluding the following items (Non-GAAP)
Net income (loss)	$21,065	$27,167	$317	$63,044	$(69,447)
Adjustments:
Restructuring charges	1,974	1,102	6,609	7,171	9,198
Net foreign exchange (gain) loss	(3,266)	1,785	(2,093)	(2,888)	4,106
Inventory write-downs	2,991	—	—	2,991	—
Amortization included in interest expense	966	1,210	3,806	4,930	13,392
Stock-based compensation expense	872	429	77	1,783	1,865
ERP integration costs	658	602	—	1,915	—
Debt and stock registration related fees	581	950	—	1,531	—
(Gain) loss on sales and disposals of assets	145	29	(1,501)	(1,261)	(1,003)
(Gain) loss on early extinguishment of debt	—	—	—	38,248	(38,921)
Gain on licensing of patents	—	—	—	(2,000)	—
Increase in value of warrant	—	—	—	—	81,088
Charge related to cancellation of an incentive plan	—	—	—	—	1,161
Write down of long lived assets	—	—	—	—	656
Write off of capitalized advisor fees	—	—	—	—	413
Income tax effect of non-GAAP adjustments (1)	(428)	(196)	(462)	(1,256)	65

Adjusted net income (excluding adjustments)	$25,558	$33,078	$6,753	$114,208	$2,573
Adjusted net income per basic share (excluding adjustments)	$0.69	$1.17	$0.25	$3.83	$0.10
Adjusted net income per diluted share (excluding adjustments)	$0.49	$0.64	$0.14	$2.22	$0.10

(1)  The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

Adjusted EBITDA

Adjusted EBITDA represents net income/loss before income tax expense, net interest expense, and depreciation and amortization expense, adjusted to exclude: restructuring charges, stock-based compensation expense, debt and stock registration related fees, gain/loss on sales and disposals of assets, write down of long-lived assets, gain/loss on early extinguishment of debt, ERP integration costs, net foreign exchange gain/loss, inventory write-downs, increase in value of warrant and gain on licensing of patents.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•                  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  it does not reflect changes in, or cash requirements for, our working capital needs;

•                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•                  it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•                  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following tables provide reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Fiscal Year 2011
	Q1	Q2	Q3	Q4	Total
Net income (loss)	$(20,099)	$34,911	$27,167	$21,065	$63,044
Income tax expense	1,275	593	625	211	2,704
Interest expense, net	7,437	7,250	7,728	7,542	29,957
Depreciation and amortization expense	14,510	14,132	12,661	11,629	52,932
Stock-based compensation expense	149	333	429	872	1,783
Net foreign exchange (gain) loss	1,272	(2,679)	1,785	(3,266)	(2,888)
ERP integration costs	280	375	602	658	1,915
(Gain) loss on sales and disposals of assets	335	(1,770)	29	145	(1,261)
Restructuring charges	1,792	2,303	1,102	1,974	7,171
Loss on early extinguishment of debt	38,248	—	—	—	38,248
Gain on licensing of patents	—	(2,000)	—	—	(2,000)
Debt and stock registration related fees	—	—	950	581	1,531
Inventory write-downs	—	—	—	2,991	2,991
Adjusted EBITDA	$45,199	$53,448	$53,078	$44,402	$196,127

	Fiscal Year 2010
	Q1	Q2	Q3	Q4	Total
Net income (loss)	$25,090	$(93,075)	$(1,779)	$317	$(69,447)
Income tax expense (benefit)	1,030	1,712	(93)	2,387	5,036
Interest expense, net	5,788	6,389	7,420	6,223	25,820
Depreciation and amortization expense	12,264	13,226	13,701	13,453	52,644
Gain on early extinguishment of debt	(38,921)	—	—	—	(38,921)
Stock-based compensation expense	241	1,379	168	77	1,865
(Gain) loss on sales and disposals of assets	206	52	240	(1,501)	(1,003)
Net foreign exchange (gain) loss	4,221	1,416	562	(2,093)	4,106
Restructuring charges	—	1,267	1,322	6,609	9,198
Increase in value of warrant	—	81,088	—	—	81,088
Write down of long-lived assets	—	—	656	—	656
Adjusted EBITDA	$9,919	$13,454	$22,197	$25,472	$71,042